Exhibit 99.1

Cipher Mining Provides First Quarter 2024 Business Update

First Quarter 2024 GAAP Net Income of $40m, and Non-GAAP Adjusted Earnings of $63m

First Quarter 2024 Revenues of $48m

Current Self-Mining Hash Rate of ~7.7 EH/s and on track to reach ~9.3 EH/s by end of Third Quarter 2024, with plans to grow to ~25.1 EH/s by end of 2025

NEW YORK—May 7, 2024—Cipher Mining Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”) today announced results for its first quarter ended March 31, 2024, with an update on its operations and deployment strategy.

“We are delighted to announce results for the first quarter of 2024 in which we delivered another quarter of record net income on both a GAAP and Non-GAAP basis,” said Tyler Page, CEO of Cipher.

“We continue to invest heavily in our expansion, and the early stages of construction at our new Black Pearl data center are well underway. We’ve already cleared and leveled over 50 acres, and we will start laying concrete foundations this month. Because of this progress, and our strong financial position, we have decided to accelerate our plans and build the entire 300 MW data center in 2025. We expect to be at ~9.3 EH/s by the end of Q3 2024, and at least ~25.1 EH/s by the end of 2025.”

“We are confident our team’s proven execution and the Company’s best-in-class unit economics will continue to position Cipher as a top miner in this new post-halving environment.”

Finance and Operations Highlights

•
Produced first quarter 2024 GAAP net income of $40 million, and non-GAAP adjusted earnings of $63 million
•
30 MW expansion at each of Bear and Chief JV data centers, delivering an additional ~1.25 EH/s of self-mining capacity, on track for completion in second quarter 2024
•
300 MW data center at Black Pearl on track for energization in 2025 with land cleared and leveled for construction

Business Update Call and Webcast

Cipher will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the first quarter 2024 results and management’s outlook for operations and growth plans. The live webcast and a webcast replay of the conference call can be accessed from the investor relations section of Cipher’s website at https://investors.ciphermining.com. To access this conference call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

About Cipher

Cipher is an emerging technology company focused on the development and operation of bitcoin mining data centers. Cipher is dedicated to expanding and strengthening the Bitcoin network's critical infrastructure. Together with its diversely talented team and strategic partnerships, Cipher aims to be a market leader in bitcoin mining growth and innovation. To learn more about Cipher, please visit https://www.ciphermining.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations regarding our future results of operations and financial position, business strategy, timing and likelihood of success, potential expansion of and additional bitcoin mining data centers, expectations regarding the operations of mining centers, and management plans and objectives, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and our management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024, and in Cipher’s subsequent filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contact:

Josh Kane

Head of Investor Relations at Cipher Mining

josh.kane@ciphermining.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

CipherMining@DLPR.com

CIPHER MINING INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per share amounts)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$88,675	$86,105
Accounts receivable	680	622
Receivables, related party	430	245
Prepaid expenses and other current assets	2,910	3,670
Bitcoin	123,307	32,978
Derivative asset	34,228	31,878
Total current assets	250,230	155,498
Property and equipment, net	238,541	243,815
Deposits on equipment	30,187	30,812
Intangible assets, net	8,162	8,109
Investment in equity investees	52,621	35,258
Derivative asset	66,722	61,713
Operating lease right-of-use asset	6,823	7,077
Security deposits	23,855	23,855
Total assets	$677,141	$566,137
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,520	$4,980
Accounts payable, related party	-	1,554
Accrued expenses and other current liabilities	18,661	22,439
Finance lease liability, current portion	3,595	3,404
Operating lease liability, current portion	1,204	1,166
Warrant liability	-	250
Total current liabilities	30,980	33,793
Asset retirement obligation	18,708	18,394
Finance lease liability	10,121	11,128
Operating lease liability	6,025	6,280
Deferred tax liability	10,383	5,206
Total liabilities	76,217	74,801
Commitments and contingencies (Note 13)
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 312,649,102 and 296,276,536 shares issued as of March 31, 2024 and December 31, 2023, respectively, and 306,543,330 and 290,957,862 shares outstanding as of March 31, 2024, and December 31, 2023, respectively	313	296
Additional paid-in capital	697,494	627,822
Accumulated deficit	(96,877)	(136,777)
Treasury stock, at par, 6,105,772 and 5,318,674 shares at March 31, 2024 and December 31, 2023, respectively	(6)	(5)
Total stockholders’ equity	600,924	491,336
Total liabilities and stockholders’ equity	$677,141	$566,137

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share and per share amounts)

(unaudited)

	Three months ended March 31,
	2024	2023
Revenue - bitcoin mining	$48,137	$21,895
Costs and operating expenses (income)
Cost of revenue	14,820	8,141
Compensation and benefits	13,036	11,937
General and administrative	6,077	5,483
Depreciation and amortization	17,244	11,655
Change in fair value of derivative asset	(7,359)	(5,328)
Power sales	(1,173)	(98)
Equity in (gains) losses of equity investees	(738)	750
Gains on fair value of bitcoin	(40,556)	(4,264)
Other gains	-	(2,260)
Total costs and operating expenses (income)	1,351	26,016
Operating income (loss)	46,786	(4,121)
Other income (expense)
Interest income	786	76
Interest expense	(400)	(401)
Change in fair value of warrant liability	250	(37)
Other expense	(1,958)	-
Total other income (expense)	(1,322)	(362)
Income (loss) before taxes	45,464	(4,483)
Current income tax expense	(386)	(17)
Deferred income tax expense	(5,178)	(53)
Total income tax expense	(5,564)	(70)
Net income (loss)	$39,900	$(4,553)
Net income (loss) per share - basic and diluted	$0.13	$(0.02)
Weighted average shares outstanding - basic	296,641,499	248,654,082
Weighted average shares outstanding - diluted	304,397,979	248,654,082

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$39,900	$(4,553)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	17,097	11,655
Amortization of intangible assets	147	-
Amortization of operating right-of-use asset	254	222
Share-based compensation	8,317	8,810
Equity in (gains) losses of equity investees	(738)	750
Non-cash lease expense	392	401
Other operating activities	1,958	-
Income taxes	5,564	53
Bitcoin received as payment for services	(48,079)	(21,717)
Change in fair value of derivative asset	(7,359)	(5,328)
Change in fair value of warrant liability	(250)	37
Gains on fair value of bitcoin	(40,556)	(4,264)
Changes in assets and liabilities:
Accounts receivable	(58)	(183)
Receivables, related party	(185)	(189)
Prepaid expenses and other current assets	760	2,975
Security deposits	-	(12)
Accounts payable	2,540	2,913
Accounts payable, related party	-	(1,529)
Accrued expenses and other current liabilities	(6,123)	65
Lease liabilities	(217)	(248)
Net cash used in operating activities	(26,636)	(10,142)
Cash flows from investing activities
Proceeds from sale of bitcoin	-	20,958
Deposits on equipment	(4,536)	(1,106)
Purchases of property and equipment	(7,902)	(17,947)
Purchases and development of software	(200)	-
Capital distributions from equity investees	-	3,807
Investment in equity investees	(18,319)	(3,094)
Net cash (used in) provided by investing activities	(30,957)	2,618
Cash flows from financing activities
Proceeds from the issuance of common stock	66,171	-
Offering costs paid for the issuance of common stock	(1,623)	-
Repurchase of common shares to pay employee withholding taxes	(3,177)	(481)
Principal payments on financing lease	(1,208)	-
Net cash provided by (used in) financing activities	60,163	(481)
Net increase (decrease) in cash and cash equivalents	2,570	(8,005)
Cash and cash equivalents, beginning of the period	86,105	11,927
Cash and cash equivalents, end of the period	$88,675	$3,922
Supplemental disclosure of noncash investing and financing activities
Reclassification of deposits on equipment to property and equipment	$5,161	$71,533
Bitcoin received from equity investees	$1,694	$317
Settlement of related party payable related to master services and supply agreement	$1,554	$-
Equity method investment acquired for non-cash consideration	$-	$1,925
Property and equipment purchases in accounts payable, accounts payable, related party and accrued expenses	$-	$5,940
Deposits on equipment in accounts payable, accounts payable, related party and accrued expenses	$-	$691
Finance lease cost in accrued expenses	$-	$1,017

Non-GAAP Financial Measures

The following are reconciliations of our Adjusted Earnings, in each case excluding the impact of (i) the non-cash change in fair value of derivative asset, (ii) share-based compensation expense, (iii) depreciation and amortization, (iv) deferred income tax expense, (v) nonrecurring gains and losses and (vi) the non-cash change in fair value of warrant liability, to the most directly comparable GAAP measures for the periods indicated (in thousands):

	Three months ended March 31,
	2024	2023
Reconciliation of Adjusted Earnings:
Net income (loss)	$39,900	$(4,553)
Change in fair value of derivative asset	(7,359)	(5,328)
Share-based compensation expense	8,317	8,810
Depreciation and amortization	17,244	11,655
Deferred income tax expense	5,178	53
Other gains - nonrecurring	-	(2,260)
Change in fair value of warrant liability	(250)	37
Adjusted earnings	63,030	8,414